UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 2, 2025 (August 29, 2025)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
__________

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number) WD 40 CO (Commission Company Name)	(I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.     Entry into a Material Definitive Agreement.
On August 29, 2025 (the “Closing Date”), WD-40 Company (the “Company”) and its subsidiary WD-40 Company Limited, a private limited company incorporated in England and Wales with registered number 1755958 (“WD-40 Limited”, together with the Company, the “Sellers”) entered into an Asset Purchase Agreement (the “APA”) with Supreme Imports Ltd, a private limited company incorporated in England and Wales (“Buyer”), pursuant to which Sellers sold, assigned and transferred their rights, title and interest in certain of the assets, including inventory and equipment, and contractual rights associated with developing, marketing, and selling, licensing or otherwise providing homecare and cleaning products (the “Business”) under the brands of 1001® and 1001 Carpet Fresh® and certain of Sellers’ intellectual property including trademarks, domains, formulas, trade secrets and know-how used in the Business (collectively, the “Purchased Assets”).

The purchase price for the Purchased Assets was an amount in cash up to £4,570,000 or approximately $6.2 million, plus Inventory Consideration up to £991,038 or approximately $1.3 million (as defined in the Purchase Agreement), subject to adjustment as set forth in the Purchase Agreement. Proceeds from the sale are payable to the Company as follows: (a) a £1,300,000 or approximately $1.8 million payment to the Company in cash on the Closing Date; (b) on the date that is 120 days after the Closing Date, a payment to the Company for the Inventory Consideration other than Contingent Finished Goods Inventory (as defined in the Purchase Agreement); (c) on the date that is approximately 130 days after the Closing Date, a payment to the Company for the Inventory Consideration for Contingent Finished Goods Inventory; (d) on the date that is 12 months after the Closing Date, a payment to the Company in cash of £350,000 or approximately $0.5 million; and (e) within 60 days following the first, second, third and fourth Earn Out Years (as defined in the Purchase Agreement), a payment in cash to the Company equal to the Incremental Revenue Share (as defined in the Purchase Agreement) for such Earn Out Year; provided, that the aggregate Incremental Revenue Share for all Earn Out Years will not exceed £2,920,000 or approximately $3.9 million (the “IRS Cap”). In the event that the IRS Cap is met at any time prior to the final Earn Out Year, Buyer will pay the Company the amount of Incremental Revenue Share up to the IRS Cap for the Earn Out Year in which the IRS Cap was met, and thereafter no payments of Incremental Revenue Share will be payable in respect of any future Earn Out Years.

The APA contains customary warranties and covenants of the parties and provides for customary indemnification rights of Buyer and Sellers related to breaches of certain warranties and covenants of the other party or parties and certain assumed liabilities or excluded liabilities and excluded assets, as applicable.

The APA includes an agreement for WD-40 Limited to provide certain transition services relating to the Business for a period of up to 3 months following the Closing Date. The APA also includes an intellectual property license agreement between HPD Laboratories, Inc., a wholly owned subsidiary of the Company (“HPD”), and Buyer, pursuant to which HPD grants Buyer an exclusive license to use certain intellectual property to manufacture, use, promote, sell and otherwise supply certain licensed products in the member states of the European Union and the United Kingdom.

The foregoing description of the APA and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the APA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transactions described above, the APA is not intended to be a source of factual, business or operational information about the parties. Warranties may be used as a tool to allocate risks between the parties to the APA, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the APA. Accordingly, investors and security holders should not rely on such warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the APA and are modified in important part by the underlying disclosure schedules in the APA. Moreover, information concerning the subject matter of such warranties may change after the date of the APA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 7.01.     Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release (the “Press Release”) announcing the Company’s entry into the Purchase Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated August 29, 2025, by and among Supreme Imports Ltd, WD-40 Company and WD-40 Company Limited.
99.1	News Release by WD-40 Company, dated September 2, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*
* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) or 601(b)(2) of Regulation S-K, as applicable. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: September 2, 2025	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel, Chief Compliance Officer and

Corporate Secretary